Exhibit 10.1

AMENDING AGREEMENT

THIS AGREEMENT made this 30 day of January, 2014,

BETWEEN:

Vista Gold Corp., a corporation existing under the laws the British Columbia, Canada

(“Vista”)

AND

RPG Structured Finance S.à r.l.,  a  company existing under the laws of Luxembourg

(the “Purchaser”)

WHEREAS:

A.Vista and the Purchaser (together, the “Parties”) entered into a debt transfer agreement made as of October 16, 2013 (the “Original Agreement”) which,  among other things, provides for the acquisition by the Purchaser of the non-interest bearing indebtedness of Desarrollos Zapal, S.A. de C.V. to Vista in the amount of US$20,090,528.43; and

B.the Parties wish to amend the Original Agreement to postpone the Subsequent Payment Date (as defined in the Original Agreement) to July 31, 2014 and to provide for the payment by the Purchaser to Vista of an additional US$250,000 on the Subsequent Payment Date.

NOW THEREFORE in consideration of the mutual covenants and promises herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.Recital B of the Original Agreement is amended so that the reference to “January 30, 2014” is deleted and “July 31, 2014” is substituted in its place.

2.The definition of “Subsequent Payment Date” in Section 1.1 of the Original Agreement is amended so that the reference to “January 30, 2014” is deleted and “July 31, 2014” is substituted in its place.

3.Section 2.2(b) of the Original Agreement is amended and restated in its entirety to read as follows:

the Purchaser shall wire to Vista funds in the amount equal to the Subsequent Payment Amount plus US$250,000 in accordance with the instructions set forth in Schedule “A”.

4.Section 5.1(a) of the Original Agreement is amended so that the reference to “January 30, 2014” is deleted and “July 31, 2014” is substituted in its place.

5.The Original Agreement, as amended hereby, shall continue in full force and effect and the provisions of the Original Agreement, as hereby amended, are ratified and confirmed in all respects.

6.This Agreement and the Original Agreement shall be read and construed together as if they constituted one document, provided that if there is any inconsistency between the Original Agreement and the provisions of this Agreement, the provisions of this Agreement shall govern.

7.This Agreement may be executed and delivered in any number of counterparts, which may be executed and delivered by facsimile transmission or electronically in PDF or similar secure format, and it will not be necessary that the signatures of all Parties be contained on any counterpart.  Each counterpart will be deemed an original and all counterparts together will constitute one and the same document.

IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

VISTA GOLD CORP.
By:	/s/John F. Engele
Name: John F. Engele
Title: Chief Financial Officer

RPG STRUCTURED FINANCE S.À R.L.
By:	/s/Matthijs Bogers
Name: Matthijs Bogers
Title: Manager

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